Helios Funds

Recently we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for February 27, 2012. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

866-615-7869

Voting is very important for your investment and the operation of the Fund. Please vote now to be sure your vote is received in time for the February 27, 2012 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

•      Speak to a live Proxy Specialist by calling the number above. We can answer your questions and record your vote. (open: M-F 9:30am -9pm, Sat 10am – 6pm ET)

•       Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on screen prompts.

•       Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

(If you have recently voted, thank you, and please disregard this notice.)